UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:   (Date of Earliest Event Reported) January 9, 2018 (January 3, 2018)

PANHANDLE OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

OKLAHOMA	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5400 North Grand Blvd.,
Suite 300
Oklahoma City, OK		73112
(Address of principal executive offices)		(Zip code)

(405) 948-1560
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 8, 2018, Panhandle Oil and Gas Inc. (the “Company”) filed a Form 8-K announcing the resignation of Mr. H. Grant Swartzwelder from the Company’s Board of Directors.  This amendment to the previously filed Form 8-K is being filed to provide the response letter Mr. Swartzwelder furnished to the Company on January 8, 2018. A copy of Mr. Swartzwelder’s letter is attached to this Form 8-K/A as Exhibit 17.2.  After a review of Mr. Swartzwelder’s allegations and consideration of all relevant information, the Company believes that it has fully complied with all corporate governance procedures, and intends to continue to do so in the future as a matter of good corporate practice.

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit
Number	Description
17.2	Letter from H. Grant Swartzwelder dated January 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANHANDLE OIL AND GAS INC.

		By:	/s/ Paul F. Blanchard Jr.
Paul F. Blanchard Jr.,
President and CEO

DATE:	January 9, 2018